Exhibit 32.2

Section 1350 Certification

In connection with the Quarterly Report of Athlon Holdings LP (“Holdings”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, William B. D. Butler, Chief Financial Officer of Holdings, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Holdings.

Date: November 12, 2014	/s/ William B. D. Butler
William B. D. Butler
Vice President—Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Holdings and will be retained by Holdings and furnished to the SEC or its staff upon request.

Note:  The certification of the registrant furnished in this exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section.  Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.